UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2022

Crixus BH3 Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-40868	86-2249068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

819 NE 2nd Avenue, Suite 500 Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

(954) 416-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, Crixus BH3 Acquisition Company (the “Company”) has called and noticed a special meeting in lieu of the 2022 annual meeting of stockholders (the “Special Meeting”) to be held on December 7, 2022 at 9:00 a.m., local time, at the offices of Greenberg Traurig, P.A., located at 401 East Las Olas Boulevard, Suite 2000, Fort Lauderdale, FL 33301, to consider and vote upon the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2022 (as may be amended, the “Proxy Statement”).

As of November 25, 2022, the Company entered into an agreement (“Agreement”) with each of its “anchor investors” (“Anchor Investors”), representing an aggregate of 15,238,886 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) (approximately 66% of the Class A Common Stock outstanding on the date hereof) pursuant to which, each of its Anchor Investors agreed to (i) vote (or cause to be voted) its beneficially owned shares of Class A Common Stock in favor of the Charter Amendment Proposal (as defined in the Proxy Statement) and the Trust Amendment Proposal (as defined in the Proxy Statement) (to the extent that the Charter Amendment Proposal and the Trust Amendment Proposal are submitted to a vote of stockholders at the Special Meeting) and (ii) not elect to have the Company redeem (and therefore not transfer to the Company) more than 60% of its shares of Class A Common Stock owned by them (provided that, if the number of Shares elected to be redeemed by such Anchor Investor would cause such Anchor Investor (together with any of its affiliates) to beneficially own more than 9.99% of the shares of Class A Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal, the Company will redeem such additional number of the Shares such that such Anchor Investor will beneficially own 9.99% or less of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal) (“Compliance Threshold”). A copy of the form of Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s common stock as of the close of business on October 31, 2022, the record date for the Meeting, are entitled to vote at the Special Meeting.

Item 8.01.	Other Events.

In connection with the Special Meeting, the Proxy Statement provides (among other things) that (i) in order to be able to consummate an initial business combination by the New Termination Date (as defined in the Proxy Statement), the Company believes that it will need between approximately $75.0 million and $100.0 million to remain in the Trust Account after giving effect to redemption elections in connection with the approval of the Charter Amendment Proposal (such minimum, the “Minimum Trust Account Balance”) and (ii) if enough public stockholders elect to have the Company redeem their public shares in connection with the approval of the Charter Amendment Proposal such that the Company believes that the Minimum Trust Account Balance will not be achieved after giving effect to such redemption elections, the Company intends to not submit the Charter Amendment Proposal and the Trust Amendment Proposal to a vote of the Company’s stockholders at the Special Meeting.

Notwithstanding anything set forth in the Proxy Statement, in order to adhere to the Compliance Threshold, the Company (i) may accept a Minimum Trust Balance less than $75.0 million (but not less than $45.0 million) and/or greater than $100.0 million (but not greater than $135.0 million) (the “Revised Minimum Trust Account Balance”), (ii) believes that such Revised Minimum Trust Account Balance would still be sufficient to consummate its initial business combination, and (iii) currently intends to submit the Charter Amendment Proposal and the Trust Amendment Proposal to a vote of the Company’s stockholders at the Special Meeting based on the Revised Minimum Trust Account Balance.

Assuming that the Company’s Board of Directors (“Board”) determines that there are sufficient assets legally available to effect the redemption, the Charter Amendment Proposal and the Trust Amendment Proposal are submitted to a vote of stockholders at the Special Meeting, the Revised Minimum Trust Account Balance is maintained and the Charter Amendment Proposal is approved at the Special Meeting, the Company estimates that the per-share pro rata portion of the Trust Account (as defined in the Proxy Statement) to be used to redeem the public shares for which a redemption election has been made will be approximately $10.20, based on the approximate amount of $234.7 million held in the Trust Account as of November 29, 2022. The closing price of the Class A Common Stock on November 29, 2022 was $10.08. Accordingly, assuming that the Charter Amendment Proposal and the Trust Amendment Proposal are submitted to a vote of the stockholders at the Special Meeting, the Revised Minimum Trust Account Balance is maintained, the Charter Amendment Proposal is approved at the Special Meeting and the market price were to remain the same as it was on November 29, 2022, public stockholders electing redemption of their public shares in connection with the approval of the Charter Amendment Proposal would receive approximately $0.12 more for each share than if such stockholder sold the redeemed public shares in the open market (based on the Trust Account balance as of November 29, 2022). The Company cannot assure stockholders that they will be able to sell their shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Company’s securities when such stockholders wish to sell their shares.

Forward-Looking Statements

This Report includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Charter Amendment Proposal, the Trust Amendment Proposal and the other proposals described in the

Proxy Statement, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports for the quarters ended March 3, 2022 and September 30, 2022 under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Charter Amendment Proposal, the Trust Amendment Proposal and the other proposals described in the Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the definitive proxy statement dated November 10, 2022, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Charter Amendment Proposal and the Trust Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Charter Amendment Proposal and the Trust Amendment Proposal. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Crixus BH3 Acquisition Company, 819 NE 2nd Avenue, Suite 500, Fort Lauderdale, Florida, 33304, e-mail: investorrelations@bh3ac.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Form of Anchor Investors Agreement

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIXUS3 BH3 ACQUISITION COMPANY

By:	/s/ Gregory Freedman
Name:	Gregory Freedman
Title:	Co-Chief Executive Officer and Chief Financial Officer

Date: November 30, 2022

EXHIBIT 99.1

Crixus BH3 Acquisition Company

819 NE 2nd Avenue, Suite 500

Fort Lauderdale, Florida 33304

November 25, 2022

Ladies and Gentlemen:

Reference is made to the definitive proxy statement filed by Crixus BH3 Acquisition Company (the “Company”) with the Securities and Exchange Commission (“SEC”) on November 10, 2022 (as may be amended, the “Proxy Statement”), pursuant to which the Company advised its stockholders that it intends to hold a special meeting in lieu of 2022 annual meeting of stockholders on December 7, 2022 (the “Special Meeting”) to consider and vote upon, among other proposals, the Charter Amendment Proposal (as defined in the Proxy Statement) and the Trust Amendment Proposal (as defined in the Proxy Statement). Capitalized terms used herein without definition shall have the respective meanings set forth in the Proxy Statement.

By countersigning this voting and redemption agreement (“Agreement”), you hereby (i) agree to (x) vote (or cause to be voted) the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth next to your name on the signature page hereto (the “Shares”) in favor of the Charter Amendment Proposal and the Trust Amendment Proposal (to the extent that the Charter Amendment Proposal and the Trust Amendment Proposal are submitted to a vote of stockholders at the Special Meeting) and (y) not elect to have the Company redeem (and therefore not transfer to the Company) more than 60% of the Shares (provided that, if the number of shares of Common Stock elected to be redeemed by you pursuant to the terms of this Agreement would cause you (together with any of your affiliates and any other persons whom the Company has been informed in writing are acting together as a “group” that includes you (as such term is defined in Rule 13d-5 under the Exchange Act of 1934, as amended (the “Exchange Act”)) to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 9.99% of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal, you hereby authorize the Company to redeem, and the Company agrees that you will automatically, and without further action, be deemed to have elected to redeem in connection with the Charter Amendment Proposal, such additional number of the Shares such that you will beneficially own 9.99% or less of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the approval of the Charter Amendment Proposal) (“Compliance Threshold”) and (ii) acknowledge that the Company, in order to adhere to the Compliance Threshold, may accept a Minimum Trust Balance less than $75.0 million and/or greater than $100.0 million.

In order to induce you to enter into this Agreement, the Company hereby represents and warrants to you that, substantially concurrently with the execution of this Agreement, (i) the Company has entered into separate agreements with each of its other “anchor investors” in respect of the voting and redemption of their shares of Common Stock on substantially the same terms and conditions as those set forth in this Agreement (each such other agreement, an “Other Agreement”), which

Other Agreements will remain in effect through and including the Special Meeting, (ii) no consideration, cash or otherwise, is being offered or made available to any such other “anchor investor” in connection with the execution of any Other Agreement, unless the same shall have been offered to you on the same terms and in the same time period, and (iii) the material terms of the Other Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement are with respect to you. The Company agrees to notify you promptly if, to its knowledge, any of the foregoing representations and warranties are or become not true and correct in all respects through the time of the Special Meeting. Notwithstanding anything herein to the contrary, to the extent that any of the Company’s representations and warranties in this paragraph are not true and correct in all respects, the Company acknowledges and agrees that your obligations hereunder shall automatically and immediately terminate.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Pages Follow]

Very truly yours,

CRIXUS BH3 ACQUISITION COMPANY

By:
Name:
Title:

[Signature Page to Voting Agreement]

Acknowledged and Agreed:

[NAME OF ANCHOR INVESTOR]

By:
Name:
Title:

Number of Shares:

[Signature Page to Voting Agreement]